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                                                                     Exhibit 5.1

                    [GARDNER, CARTON & DOUGLAS LETTERHEAD]


                                 May 20, 1997

Engineering Animation, Inc.
2321 North Loop Drive
Ames, Iowa 50010

     Re:  Registration Statement on Form S-1
          -----------------------------------

Ladies and Gentlemen:

     As special counsel to Engineering Animation, Inc., a Delaware corporation (the "Company "), we have participated in the legal proceedings and matters relating to the proposed sale of up to 1,643,350 shares of Common Stock, $.01 par value per share, of the Company (the "Stock"), referred to in the Registration Statement filed by the Company with the Securities and Exchange Commission on Form S-1.

     In our opinion the Stock has been duly authorized and, when issued, delivered and paid for, will be validly issued, fully paid and non-assessable.

     We consent to the use of our name in the Registration Statement and to the filing of this opinion as an Exhibit to such Registration Statement.


                                        Very truly yours,


                                        /s/ Gardner, Carton & Douglas